Exhibit 1.1

Form of

Primerica, Inc.

[18,000,000] Shares1

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

                 , 2010

Citigroup Global Markets Inc.

    As Representative of the several Underwriters,

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Citigroup Insurance Holding Corporation, a corporation organized under the laws of the State of Georgia (“CIHC”), and Citigroup Inc., a corporation organized under the laws of the State of Delaware, propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as Representative, [18,000,000] shares of common stock, $0.01 par value (“Common Stock”) of Primerica, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) (said shares to be sold by CIHC and Citigroup Inc., collectively, being hereinafter called the “Underwritten Securities”). CIHC and Citigroup Inc. also propose to grant to the Underwriters an option to purchase up to [2,700,000] additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof. As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to [2,250,000] shares, for sale to the Company’s employees and sales representatives with the designation “Regional Vice President” (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Securities to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the

[1]	Plus an option to purchase from CIHC and Citigroup Inc. up to [2,700,000] additional shares of Common Stock to cover over-allotments.

“Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not confirmed orally, in writing or by electronic means for purchase by any Participants by [7:30 A.M.] New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) The Company has prepared and filed with the Commission a registration statement (file number 333-162918) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(ii) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(iv) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(v) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified in any jurisdiction or to have such powers or authorities could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(vii) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus and on Schedule 1(a)(vii) hereto, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except where the failure to be so authorized and issued, fully paid and nonassessable, owned by the Company or free and clear of any such interests, claims, liens or encumbrances could not reasonably be expected to have a Material Adverse Effect.

(viii) Without limitation of the foregoing, each of the Company and its insurance subsidiaries, Primerica Life Insurance Company, National Benefit Life Insurance Company and Primerica Life Insurance Company of Canada (collectively, the “Insurance Subsidiaries” and each an “Insurance Subsidiary”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction could not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates permits, registrations and qualifications, of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Disclosure Package and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications

(individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license certificate, permit, registration or qualification (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

(ix) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock, including the Securities, have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities comply with the requirements of Delaware law and the rules of the New York Stock Exchange; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(x) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Business—Regulation,” “Business—Insurance Regulation of Investment and Savings Products,” “Business—Regulation of Loan Products,” “Business—Other Laws and Regulations,” “Risk Factors—Our insurance business is highly regulated, and statutory and regulatory changes may materially adversely affect our business, financial condition and results of operation,” “Risk Factors—We are subject to extensive federal, state and provincial securities legislation and regulation, changes in which may require us to alter our business practices and could materially adversely affect our business, financial condition and results of operations,” “Risk Factors—If heightened standards of conduct are imposed on us or our sales representatives as a result of currently pending legislation, it could have a material adverse effect on our business, financial condition and results of operations,” “Risk Factors—Non-compliance with applicable regulations could leave to revocation of our subsidiary’s status as a non-bank custodian,” “Risk Factors—New Licensing Requirements will continue to significantly reduce the size of our loan sales force,” “Risk Factors—Our loan business is subject to various federal laws, changes in which could affect the cost or our ability to distribute our products and could materially adversely affect our business, financial condition and results of operations,” “Risk Factors—We are subject to various federal laws and regulations in the United States and Canada, changes in which or violations of which may require us to alter our business practices and could materially adversely affect our business, financial condition and results of operations,” “Risk Factors—Legal and regulatory investigations and actions may result in financial losses and harm to our reputation,” Risk Factors—We are subject to banking regulations that may limit our business activities” and “Risk Factors—Our employees may be subject to compensation restrictions under the American Recovery and Reinvestment Act” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize the matters therein described.

(xi) This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Each of the agreements listed on Schedule II hereto to which it is a party has been duly authorized and, when executed and delivered by the Company or its applicable subsidiary, will constitute a valid and binding obligation of the Company or such subsidiary enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(xiii) The Exchange and Transfer Agreement dated March [31], 2010 (the “Exchange Agreement”) between the Company and CIHC has been duly authorized, executed and delivered by the Company.

(xiv) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xv) No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company is required in connection with the transactions contemplated in this Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws or securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and except for certain change of control approvals in respect of Primerica Financial Services Home Mortgages, Inc., which are described in the Disclosure Package and the Prospectus under the headings “Risk Factors—Risks Related to Our Loan Business—Our failure to obtain approvals in several jurisdictions in connection with change-of-control filing requirements may prevent us from conducting our lending business in such jurisdictions” and “Business—Regulation of Loan Products”, which failure to obtain such consents would not have a material adverse effect on the issuance and sale of the Securities or the consummation of any of the other transactions contemplated in this Agreement.

(xvi) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (1) the charter or by-laws of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clauses (2) and (3) above, for such conflict, breach or violation that would not reasonably be expected to have a material adverse effect on the issuance and sale of the Securities or the consummation of any other of the transactions contemplated in this Agreement.

(xvii) Except as disclosed in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xviii) The combined historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Financial Information” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein (provided, however, that, as described in the introductory paragraphs and the notes to the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement, such assumptions do not include the Company’s election under section 338(h)(10) of the Internal Revenue Code), the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(xix) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to so own or lease such property could not reasonably be expected to have a Material Adverse Effect.

(xx) Except as disclosed in the Disclosure Package and the Prospectus, (1) all reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its subsidiaries is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such treaties, contracts, agreements and arrangements to be in full force and effect could not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, other than with respect to compliance with insurance retention requirements contained in such treaties, contracts, agreements and arrangements, and (2) neither the Company nor any of its subsidiaries has received any notice from any other party to any reinsurance treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement in any material respect, and the Company and its subsidiaries have no knowledge that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations under such treaty, contract, agreement or arrangement in any material respect, except (A) to the extent the Company or its subsidiaries have established reserves in their financial statements which they deem adequate for potential uncollectible reinsurance or (B) such nonperformance could not reasonably be expected to have a Material Adverse Effect.

(xxi) Except as described in the Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of any of the Insurance Subsidiaries’ financial strength rating by A.M. Best Company, Inc. or Standard & Poor’s Rating Group.

(xxii) To the knowledge of the Company, no change in any insurance laws or regulations is pending which would reasonably be expected to be adopted and if adopted, would have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiii) Neither the Company nor any subsidiary is in violation or default of (1) any provision of its charter or by-laws, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions) or any of its properties, as applicable, except, in the case of each of clauses (2) or (3) above, for such violation or default that could not reasonably be expected to have a Material Adverse Effect.

(xxiv) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited combined financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(xxv) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(xxvi) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). The Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxvii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxviii) Except with respect to insurance policies and contracts issued by any Insurance Subsidiary or reinsurance policies with respect to the same, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; since January 1, 2010, neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxx) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, except where the failure to so possess such license, certificate, permit or other authorization could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxxi) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxxii) At such time as shall be required by the Exchange Act and the rules promulgated thereunder, the Company and its subsidiaries shall maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and the Company believes that at such time such disclosure controls and procedures shall be effective.

(xxxiii) The Company has not taken, directly or indirectly (without giving effect to the activities by the Underwriters), any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiv) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxxv) Except as set forth in the Disclosure Package, none of the following events has occurred or exists that could reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) to the best knowledge of the Company, an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit

Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or, to the best knowledge of the Company, is reasonably likely to occur that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year compared to the amount of such contributions made in the most recently completed fiscal year; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(xxxvi) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(xxxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior act of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(xli) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b) Each of CIHC and Citigroup Inc. represents and warrants to, and agrees with, each Underwriter that:

(i) This Agreement has been duly authorized, executed and delivered by CIHC and Citigroup Inc, respectively.

(ii) Each of the agreements listed on Schedule II attached hereto to which it is a party has been duly authorized by CIHC and Citigroup Inc. and, when executed and delivered by CIHC or Citigroup Inc., as the case may be, will constitute a valid and binding obligation of CIHC or Citigroup Inc., respectively, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(iii) No later than the date of this Agreement, CIHC will be the record and beneficial owner, and Citigroup Inc. will be the beneficial owner, of the Securities to be sold by CIHC hereunder free and clear of all liens, encumbrances, equities and claims, and, as of the Closing Date, CIHC has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from CIHC without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities may be asserted against such Underwriter.

(iv) Neither of CIHC or Citigroup Inc. has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by CIHC and Citigroup Inc. of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(vi) Neither the sale of the Securities by CIHC nor the consummation of any other of the transactions herein contemplated by CIHC and Citigroup Inc. or the fulfillment of the terms hereof by CIHC and Citigroup Inc. will conflict with, result in a breach or violation of, or constitute a default under (1) the charter or by-laws of CIHC or Citigroup Inc., (2) the terms of any indenture or other agreement or instrument to which CIHC or Citigroup Inc. or any of their subsidiaries is a party or bound, or (3) any judgment, order or decree applicable to CIHC or Citigroup Inc. or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over CIHC or Citigroup Inc. or any of their subsidiaries, except in the case of clauses (2) and (3) above, for such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the issuance and sale of the Securities or the consummation of any other of the transactions contemplated in this Agreement.

(vii) Neither CIHC or Citigroup Inc. has any reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct; each of CIHC and Citigroup Inc. is familiar with the Disclosure Package and Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by CIHC pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(viii) In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by either of CIHC or Citigroup Inc. specifically for use in connection with the preparation thereof, CIHC and Citigroup Inc. hereby make the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (a)(ii), (a)(iii) and (a)(v) of this Section 1.

Any certificate signed by any officer of CIHC or Citigroup Inc. and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by CIHC or Citigroup Inc., as the case may be, as to matters covered thereby, to each Underwriter.

(c) CIHC represents and warrants to, and agrees with, each Underwriter that the Exchange Agreement has been duly authorized, executed and delivered by CIHC.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, CIHC agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from CIHC, at a purchase price of $[—] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, CIHC and Citigroup Inc. hereby grant an option to the several Underwriters to purchase from CIHC, severally and not jointly, up to [2,700,000] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to CIHC and Citigroup Inc. (with a copy to the Company) setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at [10:00] AM, New York City time, on April [7], 2010 or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company, CIHC and Citigroup Inc. or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the aggregate purchase price of the Securities being sold by CIHC or, upon the order of CIHC or Citigroup Inc., by wire transfer payable in same-day funds to the account specified by CIHC or Citigroup Inc. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

CIHC or Citigroup Inc. will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from CIHC and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, CIHC will deliver the Option Securities to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or, upon the order of CIHC or Citigroup Inc., by wire transfer payable in same-day funds to the account specified by CIHC or Citigroup Inc.. If settlement for the Option Securities occurs after the Closing Date, the Company, CIHC and Citigroup Inc. will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form reasonably approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. CIHC or Citigroup Inc. will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., (i) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, other than CIHC, Citigroup Inc., Warburg Pincus LLC, Warburg Pincus Private Equity X L.P. and Warburg Pincus X Partners, L.P.) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or (ii) publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Company may issue and sell (A) Common Stock pursuant to the 2010 Omnibus Incentive Plan or any other employee stock option plan, stock ownership or purchase plan or dividend reinvestment plan of the Company described in the Registration Statement, including up to [—] shares of Common Stock to be granted to directors, officers, employees and sales representatives of the Company and up to [—] shares of Common Stock issuable upon the conversion of equity awards originally issued by Citigroup Inc. to employees and sales representatives of the Company, (B) Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (C) such number of shares of Common Stock and warrants to purchase such number of shares of Common Stock and non-voting Common Stock to Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. or its affiliates (“Warburg”) provided for in the Securities Purchase Agreement between the Company, CIHC and Warburg, dated as of February 8, 2010 (the “SPA”). Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show authorized by the Company. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company will pay the costs and expenses relating to the following matters: (i) the listing of the Securities on the New York Stock Exchange; (ii) to the extent provided in the Intercompany Agreement, the fees and expenses of counsel (including local and special counsel) for the Company; and (iii) to the extent provided in the Intercompany Agreement, all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(ii) Each of CIHC and Citigroup Inc. agrees with the several Underwriters that:

(a) Each of CIHC and Citigroup Inc. will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by CIHC or Citigroup Inc. or any affiliate of CIHC or Citigroup Inc., other than the Company, Warburg Pincus LLC, Warburg Pincus Private Equity X L.P. and Warburg Pincus X Partners, L.P.) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than (A) shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and (B) shares of Common Stock and warrants to purchase Common Stock or shares of the Company’s non-voting common stock sold to Warburg pursuant to the SPA; provided, however, that (a) CIHC and Citigroup Inc. may sell shares of Common Stock in connection with a tender offer made by a third party for all of the shares of Common Stock of the Company, and (B) CIHC and Citigroup Inc. may privately transfer shares of Common Stock as long as the acquirer of such shares agrees in writing to be bound by the obligations and restrictions set forth in this clause (ii)(a). Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) CIHC and Citigroup Inc. will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) CIHC and Citigroup Inc. will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to CIHC and Citigroup Inc. or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus which comes to the attention of CIHC and Citigroup Inc.

(d) Each of CIHC and Citigroup Inc. represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e) CIHC or Citigroup Inc. will pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;

(iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for CIHC and Citigroup Inc. and, to the extent provided in the Intercompany Agreement by and between the Company and Citigroup Inc. dated as of the date hereof (the “Intercompany Agreement”), for the Company; and (x) all other costs and expenses incident to the performance by CIHC and Citigroup Inc. and, to the extent provided in the Intercompany Agreement, by the Company of their obligations hereunder.

(f) CIHC or Citigroup Inc. will pay (i) all reasonable and customary fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. The Company shall not have any obligation to pay any expenses of the Directed Share Program.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, CIHC and Citigroup Inc. contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company, CIHC and Citigroup Inc. made in any certificates pursuant to the provisions hereof, to the performance by the Company, CIHC and Citigroup Inc. of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused each of Peter Schneider, Esq. and Rogers & Hardin LLP, counsel for the Company, to have furnished to the Representative an opinion, dated the Closing Date and addressed to the Representative, reasonably satisfactory to the Underwriters.

(c) The Company, CIHC and Citigroup Inc. shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, CIHC and Citigroup Inc., to have furnished to the Representative an opinion, dated the Closing Date and addressed to the Representative, reasonably satisfactory to the Underwriters.

(d) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each of CIHC and Citigroup Inc. shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Company’s Board of Directors or one of its Co-Chief Executive Officers and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) CIHC and Citigroup Inc. shall have furnished to the Representative a certificate, signed by an authorized signatory of each of CIHC and Citigroup Inc., dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of CIHC and Citigroup Inc. in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) The Company shall have requested and caused KPMG LLP to have furnished to the Representative at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (PCAOB) substantially in the form of Exhibit A hereto.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Company, CIHC and Citigroup Inc. shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(k) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit B hereto from each director of the Company and each officer of the Company listed on Schedule 6(j) hereto and addressed to the Representative.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company, CIHC and Citigroup Inc. in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, CIHC or Citigroup Inc. to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, CIHC and Citigroup Inc. will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) CIHC and Citigroup Inc. jointly and severally agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, other than Citigroup Inc., who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of CIHC and Citigroup Inc. specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which CIHC and Citigroup Inc. may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each of CIHC and Citigroup Inc., to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances, (iv) the paragraph related to the assumption by UBS Securities LLC (the “Independent Underwriter”) of all responsibilities as the “qualified independent underwriter” (within the meaning of NASD Rule 2720 of FINRA) and (v) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) The Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. (including, without limitation, Morgan Stanley Smith Barney) and each person who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

(e) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. (including, without limitation, Morgan Stanley Smith Barney), and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld or conditioned.

(f) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, CIHC, Citigroup Inc. and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of CIHC and Citigroup Inc. and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, CIHC and Citigroup Inc. on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of NASD Rule 2720 of FINRA) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, CIHC and Citigroup Inc. and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, CIHC and Citigroup Inc. on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, CIHC and Citigroup Inc. on the one hand shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by CIHC and Citigroup Inc., and benefits received by the Underwriters on the other shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, CIHC and Citigroup Inc. on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, CIHC, Citigroup Inc. and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f). Notwithstanding the foregoing, CIHC and Citigroup Inc. together shall not be obligated to make contributions hereunder which in the aggregate exceed the amount for which CIHC and Citigroup Inc. would have been liable pursuant to paragraph (b), as limited by paragraph (g), of this Section 8, had indemnification been available thereunder.

(g) The liability of CIHC and Citigroup Inc. together under their respective representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate initial public offering price of the Securities sold by CIHC to the Underwriters. CIHC and Citigroup Inc. may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(h) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify, defend and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of the Act or the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Independent Underwriter or any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of NASD Rule 2720 of FINRA) in connection with the offering contemplated by this Agreement, and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim.

(i) In the event that the indemnity and contribution provided in paragraph (a), (d) or (f) of this Section 8 is unavailable to or insufficient to hold harmless any Underwriter, any director, officer, employee or agent of any Underwriter or any person who controls any Underwriter within the meaning of either the Act or the Exchange Act by reason of the Company having failed to fulfill in any respect its payment obligations under any such paragraph, CIHC and Citigroup Inc. agree to indemnify and hold harmless any such indemnified person, or to contribute to the Losses of any such indemnified person, as the case may be, to the extent of such unavailability or insufficiency. Notwithstanding anything to the contrary in this Section 8, in no case shall CIHC and Citigroup Inc. together be responsible for any amount under the indemnity and contribution provisions of this Section 8 in excess of an amount equal to the aggregate initial public offering price of the Securities sold by CIHC to the Underwriters.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in

Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, CIHC, Citigroup Inc. or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, CIHC, Citigroup Inc. and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) the transactions contemplated by the Exchange Agreement shall not have been consummated, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of CIHC and Citigroup Inc. and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, CIHC and Citigroup Inc. or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no. (212) 816-7912) and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no. (770) 564-6347) and confirmed to Primerica, Inc. at 3120 Breckenridge Blvd., Duluth, Georgia 30099, Attention: General Counsel; or if sent to CIHC or Citigroup Inc., will be mailed, delivered or telefaxed to Citigroup Inc.’s General Counsel (fax no. (212) 816-8709) and

confirmed to Citigroup Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Head of M&A Legal; or if sent to the Independent Underwriter, will be mailed, delivered or telefaxed to UBS Securities LLC at [ADDRESS], Attention [—] (fax no. [—]).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company, CIHC and Citigroup Inc. hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, CIHC and Citigroup Inc., on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or CIHC and Citigroup Inc., (c) the Independent Underwriter is acting solely as a “qualified independent underwriter” within the meaning of NASD Rule 2720 of FINRA, and (d) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company, CIHC and Citigroup Inc. agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, CIHC or Citigroup Inc. on related or other matters). The Company, CIHC and Citigroup Inc. agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, CIHC or Citigroup Inc., in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, CIHC, Citigroup Inc. and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, CIHC and Citigroup Inc. hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, CIHC, Citigroup Inc. and the several Underwriters.

Very truly yours,

Primerica, Inc.

By:
Name:
Title:

Citigroup Insurance Holding Corporation

By:
Name:
Title:

Citigroup Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

Accepted and agreed to as of the date first above written:

UBS Securities LLC,
As the Independent Underwriter

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
UBS Securities LLC
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Keefe, Bruyette & Woods, Inc.
Macquarie Capital (USA) Inc.
Raymond James & Associates, Inc.
Sandler O’Neill & Partners, L.P.
SunTrust Robinson Humphrey, Inc.
ING Financial Markets LLC
Willis Securities, Inc.

Total

SCHEDULE II

Note Agreement between the Company and CIHC

Intercompany Agreement by and between the Company and Citi

Transition Services Agreement by and between the Company and Citi

Tax Separation Agreement by and between the Company and Citi

Long-Term Services Agreement by and between Citilife Financial Limited and Primerica Life Insurance Company

80% Coinsurance Agreement by and between Primerica Life Insurance Company and Prime Reinsurance Company

10% Coinsurance Agreement by and between Primerica Life Insurance Company and Prime Reinsurance Company

80% Coinsurance Trust Agreement among Primerica Life Insurance Company and Prime Reinsurance Company and Citibank, N.A.

10% Coinsurance Economic Trust Agreement among Primerica Life Insurance Company and Prime Reinsurance Company and Citibank, N.A.

10% Coinsurance Excess Trust Agreement among Primerica Life Insurance Company and Prime Reinsurance Company and Citibank, N.A.

Capital Maintenance Agreement by and between Citigroup Inc. and Prime Reinsurance Company

90% Coinsurance Agreement by and between National Benefit Life Insurance Company and American Health and Life Insurance Company

Trust Agreement among National Benefit Life Insurance Company, American Health and Life Insurance Company and The Bank of New York Mellon

Coinsurance Agreement by and between Primerica Life Canada and Financial Reassurance Company 2010 Ltd.

Coinsurance Trust Agreement among Primerica Life Canada, Financial Reassurance Company 2010 Ltd., RBC Dexia Investor Services Trust and the Superintendent of Financial Institutions Canada

Common Stock Exchange Agreement among the Company, Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.

Registration Rights Agreement by and among CIHC, Warburg Pincus Private Equity X, L.P., Warburg Pincus X Partners, L.P. and the Company

Monitoring and Reporting Agreement by and among Primerica Life Insurance Company and Prime Reinsurance Company

Monitoring and Reporting Agreement by and among National Benefit Life Insurance Company and American Health and Life Insurance Company

Monitoring and Reporting Agreement by and among Primerica Life Insurance Company of Canada and Financial Reassurance Company 2010 Ltd.

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE 1(a)(vii)

Non-Wholly Owned Subsidiaries

1.	Primerica Financial Services Insurance Marketing of Maine, Inc. is owned by Fred E. Stallworth and is controlled by Primerica Financial Services, Inc., pursuant to a Voting Trust Agreement, dated April 14, 1993, by and among Primerica Financial Services, Inc., Primerica Financial Services Insurance Marketing of Maine, Inc. and Fred Ernest Stallworth.

2.	Jeffrey M.E. Dumanski owns 100% of the Class A common shares of Primerica Financial Services Ltd. Primerica Life Insurance Company of Canada owns 100% of the Class B and Class C common shares. Primerica Financial Services Ltd. and Jeffrey Dumanski are party to a Nominee Agreement, dated May 31, 2002, with respect to Primerica Financial Services Ltd.

3.	Primerica Financial Home Mortgage, Inc. is a general partner in Primerica Financial Services Home Mortgages Limited Partnership of Arizona and Primerica Financial Services Home Mortgages Limited Partnership of Ohio. In each partnership, third party agents are the limited partners.

SCHEDULE 6(j)

Officers Subject to Lock-Up

Peter W. Schneider

Glenn J. Williams

Alison S. Rand

Gregory C. Pitts

Jeff Fendler

Bill Kelly

EXHIBIT A

[Form of Comfort Letter from KPMG LLP]

EXHIBIT B

[Form of Lock-Up Agreement]

[Letterhead of officer, director or major shareholder of

Primerica, Inc.]

Primerica, Inc.

Public Offering of Common Stock

[—], 2010

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Primerica, Inc., a Delaware corporation (the “Company”), Citigroup Insurance Holding Corporation (“CIHC”), a corporation organized under the laws of the State of Georgia, and Citigroup Inc., a corporation organized under the laws of the State of Delaware, and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If (i) the Company issues an earnings release or material press release, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding anything contained herein to the contrary, to the extent that the undersigned has entered into or will enter into an agreement similar to this Lock-up Agreement (a) in connection with a bona fide issuer directed share program relating to the underwritten public offering of Common Stock (a “DSP Program”) with respect to any shares of Common Stock to be purchased in such DSP Program (the “DSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DSP Program, the terms of such other similar lock-up agreement and not of this Lock-up Agreement shall govern the undersigned’s rights with respect to such DSP Shares.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

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